Exhibit 2

EXECUTION VERSION

AMENDMENT NO. 2

TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 2 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of April 6, 2010 (this “Amendment”), among InfoLogix, Inc., a Delaware corporation (“Parent Borrower”), InfoLogix Systems Corporation, a Delaware corporation (“ISC”), Embedded Technologies, LLC, a Delaware limited liability company (“Embedded”), Opt Acquisition LLC, a Pennsylvania limited liability company (“Opt”), and InfoLogix-DDMS, Inc., a Delaware corporation (“DDMS”) (Parent Borrower, ISC, Embedded, Opt and DDMS are each referred to herein as a “Borrower” and collectively as “Borrowers”) and Hercules Technology Growth Capital, Inc., a Maryland corporation (“Lender”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement referred to below.

RECITALS

WHEREAS, on November 20, 2009, Borrowers and Lender entered into that certain Amended and Restated Loan and Security Agreement (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”), pursuant to which, subject to the terms and conditions set forth therein, Lender made advances and other extensions of credit available to Borrowers.

WHEREAS, Events of Default exist under (a) Section 9.1 and Section 9.2 of the Loan Agreement as a result of a breach of Section 2.1(c) and Section 2.6(a)(i) of the Loan Agreement, (b) Section 9.2 of the Loan Agreement as a result of a breach of Section 7.20(d) of the Loan Agreement for the month of February 2010, and (c) Section 9.2 of the Loan Agreement as a result of a breach of Section 7.20(a) of the Loan Agreement for the Three Month Measurement Period ending December 2009; such Events of Default described in clauses (a), (b) and (c) are herein referred to as the “Specified Events of Default”.

WHEREAS, Borrowers anticipate being in default under Section 9.2 of the Loan Agreement as a result of a breach of Section 7.20(a) of the Loan Agreement for the Measurement Period ending February 28, 2010 (such anticipatory default hereinafter referred to as the “Specified Anticipatory Default”).

WHEREAS, Borrowers have requested that Lender provide a Term Loan C to Borrowers in an original principal amount of $1,350,000, the proceeds of which shall be used to repay, in part, outstanding Overadvances on the date of funding such Term Loan C.

WHEREAS, Lender is agreeable to amend the terms of the Loan Agreement as herein provided, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENTS

§1. Amendments to Loan Agreement and Exhibits Thereto. The Loan Agreement and Exhibits thereto are hereby amended as provided in the marked pages of the Loan Agreement and such Exhibits attached hereto as Exhibit A.

§2. Ratification of Loan Documents, Etc. Each Borrower hereby adopts again, ratifies and confirms in all respects, as its own act and deed: (i) each of the Loan Agreement and the other Loan Documents to which such Borrower is a party; (ii) the grant of a security interest under the Loan Agreement and the other Loan Document in the Collateral, together with any and all UCC financing statements, United States Patent and Trademark Office recordings, United States Copyright Office recordings, and other instruments or documents previously executed in connection therewith to create, evidence, perfect or preserve the priority of such security interest and Lien in favor of Lender; (iii) each of the other instruments or documents delivered in connection with the Loan Agreement or any of the Loan Documents and purported to be executed by it and acknowledges that all of the foregoing Loan Documents and other instruments, documents, filings and recordings shall continue in full force and effect. Each pledgor under a Pledge Agreement hereby adopts again, ratifies and confirms in all respects, as its own act and deed, each pledge granted by such pledgor thereunder. By its signature below, each Borrower hereby consents to this Amendment, and after taking into account this Amendment, acknowledges that this Amendment shall not alter, release, discharge or otherwise affect any of its obligations under any Loan Document under which such Borrower acts as a secondary obligor, if any.

§3. Representations and Warranties. Each Borrower hereby represents and warrants to Lender as follows:

(a) The execution and delivery of this Amendment and the performance of the Loan Agreement, as amended by this Amendment, by the Borrowers and the transactions contemplated hereby (i) are within the corporate or company authority of each Borrower, as applicable, (ii) have been duly authorized by all necessary corporate and company proceedings, as applicable, (iii) do not and will not contravene with (A) any provision of law, statute, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Borrower or any of its Subsidiaries or (B) such Borrower’s certificate or articles of incorporation or formation, other charter documents, by-laws or limited liability company agreements, other company agreements, or any stock or membership provision or any amendment thereof or (C) the provisions of any contract or agreement binding upon such Borrower.

(b) The execution and delivery of this Amendment and performance of the Loan Agreement, as amended by this Amendment, by the Borrowers and the transactions contemplated hereby are valid and legally binding obligations of each Borrower, enforceable against each such Borrower in accordance with the respective terms and provisions hereof.

(c) No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or subdivision thereof, is required to be obtained in connection with the execution and delivery of this Amendment, the performance by Borrowers and their Subsidiaries of their obligations under this Amendment and the Loan Agreement as amended hereby or the legality, validity, binding effect or enforceability of any of the Loan Documents.

(d) Each of the representations and warranties of such Borrower contained in the Loan Agreement as amended hereby or in any document or instrument delivered pursuant to or in connection with the Loan Agreement as amended hereby are true and correct in all material respects (other than to the extent that any representation and warranty is already qualified by materiality, in which case, such representation and warranty shall be true and correct) as of the date hereof.

(e) Other than the Specified Events of Default and the Specified Anticipatory Default, after taking into account this Amendment, no Event of Default has occurred and is continuing, and no event has occurred and is continuing that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

§4. Conditions to Effectiveness. This Amendment shall become effective upon the receipt by Lender of each of the following items, provided that each of the following items are delivered or performed on or before April 6, 2010:

(a) Lender shall have received a duly executed copy of this Amendment by Borrowers.

(b) Lender shall have received a duly executed Term Note C by Borrowers.

(c) Lender shall have received a duly executed registration rights agreement by Parent Borrower in favor of Lender in the form of Exhibit B attached hereto.

(d) Lender shall have received copies, certified by the Secretary or Assistant Secretary (or the equivalent thereof) of each Borrower, in each case, of its certificate of incorporation or formation, as applicable (each certified by the Secretary of State of the State of such Borrower’s incorporation or formation, as applicable, as of a recent date), its by-laws or limited liability company agreement, as applicable, (or, to the extent that there have been no amendments or modifications to such documents since the date such documents were last delivered to Lender, and such documents remain in full force and effect, Lender shall have received a certification with respect thereto), its Board of Directors’ resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which such Borrower is a party, the incumbency of its officers authorized to sign the Loan Documents (which shall identify by name and title and bear the signatures of the authorized officers and any other officers of such Borrower authorized to sign the Loan Documents to which such Borrower is a party (or, to the extent that the authorized officers of the applicable Person remains the same as the certification received as of the Closing Date, Lender shall have received a certification with respect thereto), which such documents shall be in form and substance reasonably satisfactory to Lender and upon which certificate Lender shall be entitled to rely until informed of any change in writing by such Borrower.

(e) Borrowers shall have paid in immediately available funds (i) all costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ fees and expenses) of Lender and (ii) all reasonable fees and expenses of Morgan, Lewis & Bockius LLP, counsel to Lender.

(f) Lender shall have received such other documents as Lender or its counsel may have reasonably requested.

§5. Effect of Amendment. Except as expressly set forth herein, this Amendment does not constitute an amendment of any term or condition of the Loan Agreement or any other Loan Document, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects. Nothing contained in this Amendment shall be construed to imply a willingness on the part of Lender to grant any similar or other future amendments of any of the terms and conditions of the Loan Agreement or the other Loan Documents. Nothing contained in this Amendment shall in any way prejudice, impair or otherwise adversely affect any rights or remedies of Lender under the Loan Agreement, as amended, or any other Loan Document generally and specifically in respect of the Specified Events of Default or the Specified Anticipatory Default. Nothing contained in this Amendment shall be construed to constitute a waiver or forbearance of the Specified Events of Default or the Specified Anticipatory Default, which shall continue to exist following the effectiveness of this Amendment and for which Lender shall continue to have all rights and remedies of Lender under the Loan Documents in respect thereof. This Amendment shall constitute a Loan Document.

§6. Release. Each Borrower, on behalf of itself and its affiliates, and its or their successors, assigns and agents, hereby expressly forever waives, releases and discharges any and all claims (including, without limitation, cross-claims, counterclaims, and rights of setoff and recoupment), causes of action (whether direct or derivative in nature), demands, suits, costs, liabilities, responsibilities, disputes, obligations, expenses and damages (collectively, the “Claims”) any of them may have or allege to have as of the date of this Amendment (and all defenses that may arise out of any of the foregoing) of any nature, description, or kind whatsoever, based in whole or in part on facts, whether actual, contingent or otherwise, now known, unknown, or subsequently discovered, whether arising in law, at equity or otherwise, against either Lender or Holder, or any of their respective subsidiaries, affiliates, agents, principals, managers, managing members, members, stockholders, “controlling persons” (within the meaning of the United States federal securities laws), directors, officers, employees, attorneys, consultants, advisors, agents, trusts, trustors, beneficiaries, heirs, executors and administrators of each of the foregoing (collectively, the “Released Parties”) arising out of the Existing Loan Agreement, the Existing Loan Documents, the Existing Warrant Agreement, the Loan Agreement, the Loan Documents and any or all of the actions and transactions contemplated hereby or thereby, including any actual or alleged performance or non-performance of any of the Released Parties under the Existing Loan Agreement, the Existing Loan Documents, the Existing Warrant Agreement, the Loan Agreement and the Loan Documents; provided that nothing in this Amendment shall be deemed to release Lender from any of its obligations under the Loan Agreement or Holder from any of its obligations under the Existing Warrant Agreement. Each Borrower hereby acknowledges that the agreements in this Section 6 are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Claims. In entering into this Amendment, each Borrower expressly disclaims any reliance on any representations, acts, or omissions by any of the Released Parties and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above does not depend in any way on any such representation, acts and/or omissions or the accuracy, completeness, or validity thereof. The provisions of this Section 6 shall survive (i) the entry into the Loan Agreement and the Loan Documents, the payment in full of all Secured Obligations of Borrowers under or in respect of the Loan Agreement and the other Loan Documents and all other amounts owing thereunder and the termination of all such Loan Documents and (ii) the exercise by Holder of any and all of its rights under the Existing Warrant Agreement.

§7. Miscellaneous.

(a) Governing Law. This Amendment has been negotiated and delivered to Lender in the State of California, and shall have been accepted by Lender in the State of California. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(b) Consent to Jurisdiction and Venue. All judicial proceedings (to the extent that the reference requirement of Section 7(c) is not applicable) arising in or under or related to this Amendment may be brought in any state or federal court located in the State of California. By execution and delivery of this Amendment, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in Santa Clara County, State of California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Amendment. Service of process on any party hereto in any action arising out of or relating to this Amendment shall be effective if given in accordance with the requirements for notice set forth in Section 11.2 of the Loan Agreement, and shall be deemed effective and received as set forth in Section 11.2 of the Loan Agreement. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

(c) Mutual Waiver of Jury Trial / Judicial Reference.

(i) Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER AND LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “SECTION 7 CLAIMS”) ASSERTED BY BORROWER AGAINST LENDER OR ITS ASSIGNEE OR BY LENDER OR ITS ASSIGNEE AGAINST BORROWER. This waiver extends to all such Section 7 Claims, including Section 7 Claims that involve Persons other than Borrowers and Lender; Section 7 Claims that arise out of or are in any way connected to the relationship between any Borrower and Lender; and any Section 7 Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Amendment.

(ii) If the waiver of jury trial set forth in Section 7(c)(i) is ineffective or unenforceable, the parties agree that all Section 7 Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of the Santa Clara County, California. Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.

(iii) In the event Section 7 Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 7(b), any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Section 7 Claims are otherwise subject to resolution by judicial reference.

(d) Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

(e) Payment of Fees. Each Borrower hereby agrees to pay Lender, on demand by Lender, all Lender Expenses and all other professional fees set forth in Section 11.11 of the Loan Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, Borrowers and Lender have duly executed and delivered this Amendment No. 2 to Amended and Restated Loan and Security Agreement as of the day and year first above written.

BORROWERS:

INFOLOGIX, INC.

By:	/s/ David T. Gulian
David T. Gulian, President and CEO

INFOLOGIX SYSTEMS CORPORATION

By:	/s/ David T. Gulian
David T. Gulian, President

OPT ACQUISITION LLC

By: InfoLogix Systems Corporation, its sole Member

By:	/s/ David Gulian
David Gulian, President

EMBEDDED TECHNOLOGIES, LLC

By: InfoLogix Systems Corporation, its sole Member

By:	/s/ David T. Gulian
David T. Gulian, President

INFOLOGIX – DDMS, INC.

By:	/s/ David T. Gulian
David T. Gulian, President

Signature Page to Amendment No. 2

LENDER:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

Signature:	/s/ Scott Harvey
Print Name:	Scott Harvey
Title:	Chief Legal Officer

Signature Page to Amendment No. 2

Exhibit A

(Please see attached)

Exhibit A to

Amendment No. ~~1~~2 to Amended and Restated Loan and Security Agreement

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is made and dated as of November 20, 2009 and is entered into by and among InfoLogix, Inc., a Delaware corporation (“Parent Borrower”), InfoLogix Systems Corporation, a Delaware corporation (“ISC”), Embedded Technologies, LLC, a Delaware limited liability company (“Embedded”), Opt Acquisition LLC, a Pennsylvania limited liability company (“Opt”), and InfoLogix-DDMS, Inc., a Delaware corporation (“DDMS”) (Parent Borrower, ISC, Embedded, Opt and DDMS are each referred to herein as a “Borrower” and collectively as “Borrowers”) and Hercules Technology Growth Capital, Inc., a Maryland corporation (“Lender”).

RECITALS

A. Under the Existing Agreement (as defined below), Borrowers requested Lender to make available to them (i) a term loan (the “Existing Term Loan”) in an initial aggregate principal amount of $12,500,000 (the “Existing Term Loan Commitment”) and (ii) a revolving facility (the “Existing Revolving Loan”) in an initial aggregate principal amount of $12,500,000 (the “Existing Revolving Loan Commitment”); and

B. Under the First Amendment to Existing Agreement, dated as of November 19, 2008, the Existing Revolving Loan Commitment Amount was reduced to an aggregate principal amount of $9,000,000; and

C. As of the date hereof and immediately prior to giving effect to this Agreement, the Existing Secured Obligations equal $22,725,811.89, of which (i) $9,102,836 constitutes the aggregate principal amount of all Existing Revolving Loans, (ii) $11,768,582 constitutes the aggregate principal amount of the Existing Term Loan, (iii) $68,422 constitutes the aggregate accrued and unpaid interest on all Existing Revolving Loans, (iv) $98,521 constitutes the aggregate accrued and unpaid interest on the Existing Term Loan, (v) $160,000 constitutes that unpaid portion of the Restructuring Fee under and as defined in the Existing Agreement and (vi) $1,527,450.89 constitutes all other outstanding Existing Secured Obligations; and

D. As of the date hereof and immediately prior to giving effect to this Agreement, Lender assigned to Hercules Technology I, LLC a portion of its interest in the Existing Term Loan equal to $5,000,000, and substantially contemporaneously therewith, Hercules Technology I, LLC cancelled such $5,000,000 in exchange for 67,294,751 shares of common Capital Stock of Parent Borrower at par $0.00001; and

E. In connection with the negotiations to restructure the Existing Agreement, Borrowers have requested that Lender amend and restate the Existing Agreement and restructure the Existing Term Loan and the Existing Revolving Commitments and continue such loans hereunder as follows: (i) a term loan A (the “Term Loan A”) in an initial aggregate principal amount of $5,500,000 (the “Term Loan A Commitment”), (ii) a term loan B (the “Term Loan B”) in an initial aggregate principal amount of $5,000,000 (the “Term Loan B Commitment”) and (iii) a revolving facility (the “Revolving Loan”) in an initial aggregate principal of $12,000,000 (the “Revolving Loan Commitment”); and

“Adjusted 60-Day Average Price” means, as of the date of determination, the price per share of common Capital Stock of Parent Borrower equal to: (A) the sixty (60) day average price of Parent Borrower’s common Capital Stock, determined by reference to: the closing price of such common Capital Stock as listed on the Approved Exchange during such period, multiplied by seventy percent (70%), so long as, as of the date of determination, the common Capital Stock of the Parent Borrower is listed an Approved Exchange or (B) in accordance with the Valuation Procedures, in the event the common Capital Stock of Parent Borrower has ceased to be listed on an Approved Exchange.

“Advance(s)” means, as of the Closing Date, a Revolving Loan Advance and, as of the First Amendment Effective Date, a Revolving Loan Advance or an Equipment Term Loan Advance, as applicable.

“Advance Date” means the funding date of any Advance.

“Advance Request” means a request for an Advance submitted by Parent Borrower on behalf of itself and of each Borrower to Lender in substantially the form of Exhibit A and in form and substance satisfactory to Lender.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agreement” means this Amended and Restated Loan and Security Agreement, as amended from time to time.

“Amended Side Letter Agreement” means that certain Amended Side Letter Agreement dated as of November 20, 2009, among the Borrowers and the Lender.

“Approved Exchange” means any of Nasdaq, the New York Stock Exchange or the American Stock Exchange, to the extent that the common Capital Stock of the Parent Borrower shall at the date of determination be then traded and subject to an effective listing on such exchange.

“Approved Projections” means those projections of the annual operational budget of the Parent Borrower and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements through the Term Loan B Maturity Date, delivered from time to time in accordance with the terms of this Agreement, all in form and substance, and with such supporting documentation and underlying assumptions, as reasonably acceptable to Lender and approved by Lender in writing.

“Assignee” has the meaning given to it in Section 11.13.

assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense under capitalized leases that is treated as interest in accordance with GAAP, in each case, of or by Parent Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period. For purposes of calculating the Consolidated Interest Coverage Ratio, interest shall be included herein to the extent paid in cash or required to be paid in cash.

“Consolidated Interest Coverage Ratio” means, as of the date of determination, the ratio of (a) Consolidated Adjusted EBITDA for the most recently completed Three Month Measurement Period to (b) Consolidated Interest Expense for such Three Month Measurement Period.

“Consolidated Total Leverage Ratio” means, as of the date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated Adjusted EBITDA for the most recently completed Twelve Month Measurement Period.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Converted Adjusted Debt Amount” means, as of the date of determination, an amount equal to fifty percent (50%) of the aggregate outstanding principal amount of the Term Loan B.

“Converted Debt Amount” means, as of the date of determination, the aggregate outstanding principal amount of the Term Loan B.

“Converted Term Loan C Debt Amount” means, as of the date of determination, the aggregate outstanding principal amount of the Term Loan C.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest.

“Measurement Period” means, at any date of determination, the most recently completed Twelve Month Measurement Period or Three Month Measurement Period, of Borrowers, as applicable.

“Nasdaq” means The Nasdaq Stock Market, LLC.

“Note(s)” means, collectively, the Revolving Notes, the Term Notes A, Term Notes B, the Term Notes C and/or the Equipment Term Loan Note.

“Opt” has the meaning ascribed to such term in the Preamble hereof.

“Overadvance” or “Overadvances” has the meaning ascribed to such terms in Section 2.1(c) hereof.

“Overadvance Period” means a period of up to twenty-eight (28) consecutive calendar days following the making of an Overadvance under Section 2.1(c) hereof.

“Overadvance Clean Down Period” means, with respect to any Overadvance and as of the date of determination, a period of fourteen (14) consecutive calendar days following the date which is last day of an Overadvance Period for the initial Overadvance made during such Overadvance Period.

“Parent Borrower” has the meaning ascribed to such term in the Preamble hereof.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement Parent Borrower or a Subsidiary now holds or hereafter acquires any interest.

“Patent Security Agreement” means a patent security agreement executed and delivered by Borrowers and Lender, as such may be amended, restated or otherwise modified from time to time.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.

“Permitted Acquisition” means the purchase or the acquisition in a single transaction or a series of related transactions of (a) all of the Capital Stock in any Person that, upon the consummation thereof, will be a Domestic Subsidiary wholly-owned directly by the Parent Borrower or one or more of its wholly-owned Domestic Subsidiaries (including as a result of a merger or consolidation), or (b) all or substantially all of the assets of a Person (in each case of clause (a) and (b), the “Acquired Assets”), provided that, in each case the following conditions are met:

(i) no fact or condition exists, or would result from such acquisition, that would (or would, with the passage of time or the giving of notice, or both) constitute an Event of Default;

easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (xiv) Liens on cash or Cash Equivalents securing obligations permitted under clause (vii) of the definition of Permitted Indebtedness; and (xv) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) through (xi) above, provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Permitted Transfers” means (i) sales of inventory in the ordinary course of business, (ii) non-exclusive licenses and similar arrangements for the use of Intellectual Property in the ordinary course of business and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States in the ordinary course of business, (iii) dispositions of worn-out, obsolete or surplus equipment at fair market value in the ordinary course of business, and (iv) other transfers of assets having a fair market value of not more than $500,000 in the aggregate in any fiscal year, provided, that Borrowers shall be required to make mandatory prepayments of the Term Loans and the Equipment Term Loan, in accordance with the provisions of Section 2.6(a)(v) herein, in the amounts by which the fair market value of any transfers of assets contemplated by clause (iv) herein exceed $250,000 in the aggregate in any fiscal year.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“Pledge Agreements” means, collectively, (a) that certain Pledge Agreement, dated as of May 1, 2008, executed and delivered by each Borrower pledging its respective interest as applicable, in DDMS, ISC, Embedded and Opt and (b) any other pledge agreement executed and delivered pursuant to the terms hereof, as each such agreement may be amended, restated or otherwise modified from time to time.

“Preferred Stock” means at any given time any equity security issued by Parent Borrower that has any rights, preferences or privileges senior to Parent Borrower’s common stock.

“Proposed Share Price” has the meaning given to such term in the definition of “Valuation Procedures”.

“Reaffirmation Agreement” means that certain Reaffirmation Agreement dated as of the Closing Date among Borrowers and Lender.

“Refinancing Event” means the closing of a loan with a lender other than Lender or the making of an equity contribution by a shareholder other than Lender or any other Lender’s affiliates, the proceeds of which are applied to pay in full in cash the aggregate outstanding principal amount of the Term ~~Loans~~Loan A and the Term Loan B, together with all accrued interest thereon (including interest accrued but not yet capitalized) and all other Secured Obligations arising in respect thereof (including, without limitation the Term Loan Prepayment Charge (if applicable)).

“Registration Rights Agreement” means the registration rights agreement substantially in the form of Exhibit K duly executed by Parent Borrower in favor of Lender.

“Revolving Interest Rate” shall equal twelve percent (12%) per annum, provided that upon a Refinancing Event the “Revolving Interest Rate” shall be reduced to the prime rate as reported in The Wall Street Journal plus 4.0% per annum; provided, however, any Revolving Loan constituting an Overadvance shall bear interest at the rate equal to fifteen percent (15%) per annum.

“Revolving Loan” has the meaning ascribed to such term in the Recitals hereto.

“Revolving Loan Advance” means any Revolving Loan funds advanced under this Agreement.

“Revolving Loan Commitment” has the meaning ascribed to such term in the Recitals hereto.

“Revolving Loan Maturity Date” means May 1, 2011, provided that in the event Borrowers notify Lender in writing not more than 30 days and not less than 15 days prior to such date requesting that Lender extend the “Revolving Loan Maturity Date” to November 1, 2011 (such written notification to state that such notice is a “Request for Extension of Revolving Loan Maturity Date,”), then following Lender’s written confirmation thereof to Borrowers, the Revolving Loan Maturity Date shall be extended to November 1, 2011, provided that no Event of Default exists at the time of delivery of such “Request for Extension of Revolving Loan Maturity Date” or shall exist at the time of the extension thereof by Lender.

“Revolving Note” means a promissory note in substantially the form of Exhibit B-3.

“SEC Reports” means the reports, forms or other information required to be filed by Parent Borrower under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as Parent Borrower was required by law to file such reports).

“Second Amendment” means Amendment No. 2 to Amended and Restated Loan and Security Agreement dated as of April 6, 2010, among Borrowers and Lender.

“Second Amendment Effective Date” means April 6, 2010.

“Secured Obligations” means each Borrower’s obligations under this Agreement and any Loan Document, including any obligation, of any kind or nature, to pay any amount now owing or later arising to Lender (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable), whether or not evidenced by any note, agreement or other instrument. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Borrower, in any Insolvency Proceeding, whether or not allowed in such case or proceeding), fees, attorneys’ fees and any other sum chargeable to any Borrower under this Agreement or any of the other Loan Documents.

“Securities” means, collectively, (i) the Term Loan B ~~and~~, (ii) the shares of common Capital Stock of Parent Borrower issued to Lender pursuant to Section 2.5(a)(iii) and Section 2.9. hereof, (iii) the Term Loan C and (iv) the shares of common Capital Stock of Parent Borrower issued to Lender pursuant to Section 2.10 hereof.

“Securities Act” refers to the Securities Act of 1933, as amended.

“Security Documents” means, collectively, Section 3 of this Agreement, the Patent Security Agreement, the Trademark Security Agreement, the Copyright Security Agreement, the Pledge Agreements, the Account Control Agreements, the Collateral Assignments of Acquisition Documents, the Reaffirmation Agreement, all UCC Financing Statements and any other documents executed or to be executed in connection with the foregoing or purporting to grant security interests and Liens on the assets of the applicable Borrower in favor of Lender, as the same may from time to time be amended, modified, supplemented or restated.

“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions satisfactory to Lender in its discretion and subject to subordination provisions or agreements satisfactory to Lender in its discretion, including without limitation, the HIA Indebtedness.

“Subordinated Indebtedness Documents” means any and all documents executed by Parent Borrower or any of its Subsidiaries giving rise to or otherwise executed in connection with the Subordinated Indebtedness, including without limitation, any and all promissory notes, loan agreements, security agreements, and any and all collateral and ancillary documents.

“Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which Parent Borrower owns or controls, directly or indirectly, 50% or more of the outstanding voting securities, including each entity listed on Schedule 1 hereto.

“Term Loan A” has the meaning ascribed to such term in the Recitals hereto.

“Term Loan A Commitment” has the meaning ascribed to such term in the Recitals hereto.

“Term Loan A Interest Rate” means, for any day, (i) for the period commencing on the Closing Date and continuing through but not including the first anniversary of the Closing Date, twelve percent (12%) per annum, (ii) for the period commencing on the date which is the first anniversary of the Closing Date and continuing through but not including the second anniversary of the Closing Date, eighteen percent (18%) per annum, and (iii) thereafter, fifteen percent (15%) per annum.

“Term Loan A Maturity Date” means November 1, 2013.

“Term Loan B” has the meaning ascribed to such term in the Recitals hereto.

“Term Loan B Commitment” has the meaning ascribed to such term in the Recitals hereto.

“Term Loan B Conversion Notice” has the meaning ascribed to such term in Section 2.9(a)

“Term Loan B Conversion Opt Out Fee” means $12,500,000.

“Term Loan B Conversion Price” means $0.0743, provided that, if at any time while this Agreement is outstanding the common Capital Stock of the Parent Borrower is subdivided or combined the “Term Loan B Conversion Price” shall be proportionately adjusted.

“Term Loan B Conversion Right Termination Date” means the date which is one hundred and eighty (180) days following the Closing Date.

“Term Loan B Interest Rate” means, for any day, (i) for the period commencing on the Closing Date and continuing through but not including the first anniversary of the Closing Date, fourteen and one half percent (14.5%) per annum, (ii) for the period commencing on the date which is the first anniversary of the Closing Date and continuing through but not including the second anniversary of the Closing Date, twenty and one half percent (20.5%) per annum, and (iii) thereafter, seventeen and one half percent (17.5%) per annum.

“Term Loan B Maturity Date” means November 1, 2014.

~~“Term Loan B Conversion Opt Out Fee” means $12,500,000.~~

“Term Loan C” means the term loan made to the Borrowers on the Second Amendment Effective Date in the original principal amount of $1,350,000.

“Term Loan C Commitment” means $1,350,000.

“Term Loan C Conversion Notice” has the meaning ascribed to such term in Section 2.10(a)

“Term Loan C, Conversion Price” means $3,276, provided that, if at any time while this Agreement is outstanding the common Capital Stock of the Parent Borrower is subdivided or combined the “Term Loan C Conversion Price” shall be proportionately adjusted.

“Term Loan C Interest Rate” means, for any day, eight percent (8.0%) per annum.

“Term Loan C Maturity Date” means April 1, 2013.

“Term Loan Prepayment Charge” means the prepayment charges described in Section 2.6(c) hereof.

“Term Loans” means, collectively, the Term Loan A. the Term Loan B and the Term Loan ~~B~~C.

“Term Note A” means a promissory note in substantially the form of Exhibit B-1.

“Term Note B” means a promissory note in substantially the form of Exhibit B-2.

“Term Note C” means a promissory note in substantially the form of Exhibit B-5.

“Three Month Measurement Period” means, at any date of determination, the most recently completed three fiscal months of Borrowers.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by any Borrower or in which Borrower now holds or hereafter acquires any interest.

“Trademark Security Agreement” means a trademark security agreement executed and delivered by the Borrowers and Lender as such may be amended, restated or otherwise modified from time to time.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.

“Twelve Month Measurement Period” means, at any date of determination, the most recently completed twelve consecutive calendar months of Borrowers.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California, provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Valuation Procedures”, when used in reference to determining the price per share of Parent Borrower’s common Capital Stock, means, initially, the determination thereof in good faith by the Board of Directors of Parent Borrower (such price per share herein referred to as the “Proposed Share Price”) and approved by Lender, in its reasonable business judgment. In the event Lender does not accept the Proposed Share Price, then Parent Borrower and Lender shall, in good faith and at Borrowers’ expense, select an independent valuation firm mutually acceptable to each such Person to conduct a valuation of the share price of the Parent Borrower. The determination of such independent valuation firm shall be conclusive, absent manifest error, as between the Parent Borrower and Lender for purposes herein and all costs and expenses incurred in connection with such valuation shall be borne by the Borrowers.

2.6(a)(iii)) or (B) that an Event of Default then exists or would arise as a result of such Overadvance. Overadvances may be made even if the conditions to lending set forth in Section 4 have not been met. All Overadvances shall constitute Revolving Loans and bear interest at the Revolving Interest Rate applicable for Overadvances. For purposes of this Section 2.1(c), (x) the aggregate principal amount of all Overadvances shall not exceed $500,000 at any time; and (y) no Overadvance shall cause the aggregate principal amount of all Revolving Loans to exceed the Revolving Loan Maximum Amount.

(d) Interest. Subject to the provisions of Section 2.1(c) Section 2.3 and Section 2.4, the principal balance of the Revolving Loan shall bear interest thereon from the initial Revolving Loan Advance Date for such Revolving Loan Advance, calculated at the floating Revolving Interest Rate based upon a year consisting of 360 days, as applicable, and payable for the actual number of days elapsed.

2.2. Term Loans; Equipment Term Loan.

(a) Term Loan A. On the Closing Date, a portion of the Existing Term Loan in the amount of the Maximum Term Loan A Amount shall be continued hereunder as the Term Loan A.

(b) Term Loan B. On the Closing Date, a portion of the Existing Term Loan in the amount of the Maximum Term Loan B Amount shall be continued hereunder as the Term Loan B.

(c) Interest on the Term ~~Loans~~Loan A and the Term Loan B.

i. Subject to the provisions of Section 2.3 and Section 2.4, the principal balance of the Term Loan A shall bear interest thereon from the Closing Date at the Term Loan A Interest Rate based on a year consisting of 360 days with interest computed daily based on the actual number of days elapsed.

ii. Subject to the provisions of Section 2.3 and Section 2.4, the principal balance of the Term Loan B shall bear interest thereon from the Closing Date at the Term Loan B Interest Rate based on a year consisting of 360 days with interest computed daily based on the actual number of days elapsed.

(d) Equipment Term Loan.

(i) Advances. Subject to the terms and conditions of this Agreement, Borrowers may, jointly and severally, draw Equipment Term Loan Advances on or before the last day of the Equipment Term Loan Availability Period, in one or more Equipment Term Loan Advances, in an aggregate principal amount of up to the Equipment Term Loan Commitment then outstanding, provided, Borrowers may request up to twelve (12) Equipment Term Loan Advances during the Equipment Term Loan Availability Period, and each Equipment Term Loan Advance shall be in a minimum amount of $250,000 or if the amount available to be borrowed under the Equipment Term Loan Commitment is less than $250,000, then such lesser amount. Upon the funding of any Equipment Term Loan Advance hereunder, the Equipment Term Loan Commitment shall be permanently terminated by an amount equal to such Equipment Term Loan Advance so funded. On the last day of the Equipment Term Loan Availability Period, all outstanding Equipment Term Loan Commitments shall be permanently terminated.

(ii) Advance Request. To obtain an Equipment Term Loan Advance, at least two (2) Business Days prior to the requested Advance Date, Parent Borrower, on its own behalf and on behalf of each Borrower, shall complete, sign and deliver an Advance Request and the Equipment Purchase Orders for which such Advance Request is being made. Lender shall have the right, in its sole discretion, to approve such Equipment Purchase Orders for which an Equipment Term Loan Advance is being requested (each such request to be only for the amounts then proposed to be paid in respect of any such approved Equipment Purchase Orders and not for any amounts to be applied to future payment obligations thereunder), and in the event Lender does not approve any such Equipment Purchase Order(s), the amount of the then requested Equipment Term Loan Advance shall automatically be reduced by the purchase price amount (or portion thereof that is the subject of the requested Equipment Term Loan Advance) identified in the Equipment Purchase Order(s) not approved by Lender or as Lender may otherwise determine in its sole discretion. Lender shall fund the Equipment Term Loan Advance requested as herein provided, provided that each of the conditions precedent to such Equipment Term Loan Advance is satisfied as of the requested Advance Date, unless otherwise agreed to in writing by Lender.

(iii) Interest. Subject to the provisions of Section 2.3 and Section 2.4, the outstanding principal balance of the Equipment Term Loan shall bear interest thereon from the First Amendment Effective Date at the Equipment Term Loan Interest Rate based on a month consisting of 30 days with interest computed daily based on the actual number of days elapsed.

(c) Term Loan C.

i. Term Loan C. Subject to the terms and conditions of this Agreement, on the Second Amendment Effective Date, the Lender shall fund the Term Loan C in the amount of the Term Loan C Commitment, the proceeds of which shall be used to repay, in part, outstanding Overadvances on such date, Upon the funding of the Term Loan C hereunder, the Term Loan C Commitment shall be permanently terminated.

ii. Interest on the Term Loan C, Subject to the provisions of Section 2.3 and Section 2.4, the principal balance of the Term Loan C shall bear interest thereon from the Second Amendment Effective Date at the Term Loan C Interest Rate based on a year consisting of 360 days with interest computed daily based on the actual number of days elapsed.

2.3. Maximum Interest. Notwithstanding any provision in this Agreement, the Notes, or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrowers have actually paid to Lender an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrowers shall be applied as follows: first, to the payment of all Lender Expenses; second, to the payment of accrued and unpaid interest on the

Loans, to be apportioned pro rata amongst the Loans; third, to the payment of principal outstanding on the Term Loan A to be applied pro rata to remaining installments of such Term Loan, fourth, to the payment of principal outstanding on the Term Loan B, fifth, to the payment of principal outstanding on the Revolving Loans, sixth, to the payment of principal outstanding on the Equipment Term Loan, seventh, to the payment of principal outstanding on the Term Loan C, eighth, to the payment of any and all other Secured Obligations; and ~~eighth~~ninth, following the payment in full in cash of all Secured Obligations, the excess (if any) shall be refunded to Borrowers or as a court of competent jurisdiction may direct.

2.4. Default Interest. In the event any payment is not paid on the scheduled payment date, an amount equal to five percent (5%) of the past due amount shall be payable on demand. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations (including, without limitation, principal, interest, compounded interest and professional fees) shall bear interest at a rate per annum equal to the rate set forth in Section 2.1(d), Section 2.2(c) ~~or~~ Section 2.2(d)(iii) or Section 2.2(e)(ii), as applicable, plus three percent (3%) per annum (the “Default Rate”) and shall be payable upon demand. In the event any interest is not paid when due hereunder, at the Lender’s option, in its sole discretion, delinquent interest ~~shall be added to principal and shall~~and interest accruing at the Default Rate: (x) shall be paid in cash on demand thereof, and/or (y) shall be paid in kind by adding such amounts to the principal amount of the Term Loan B, notwithstanding on which Loan such delinquent interest and interest accruing at the Default Rate has accrued, and shall thereafter bear interest on interest, compounded at the rate set forth in Section ~~2.1(d), Section 2.2(c), Section 2.2(d)(iii) or Section 2.4, as applicable~~2.2(c)(ii) and he subject to the conversion rights of the Lender set forth in Section 2.9 and/or (z) through the issuance of additional shares of common Capital Stock of Parent Borrower to Lender or any designee of Lender, the number of such additional shares to be determined by Lender by dividing the amount of the accrued interest to be converted into common Capital Stock of the Parent Borrower by the Adjusted 60-Day Average Price determined by Lender as of the date of Lender’s election for the issuance of additional shares as provided in this Section 2.4. In the event that the Parent Borrower and Lender do not agree on the Proposed Share Price. Lender in its sole discretion may, by a subsequent written notice to Borrowers, elect to receive payment in cash and/or in kind by adding such amounts to the principal amounts of the Term Loan B as of the original date of demand therefor. The issuance of such common Capital Stock of Parent Borrower to Lender or any designee of Lender, which stock certificates may include appropriate restrictive legends to the extent applicable, shall be made no more than ten (10) Business Days following the date of demand therefor or, as applicable, ten (10) Business Days following the final determination of the share price as a result of the Valuation Procedures. Parent Borrower shall have the right to pay cash in lieu of any fractional shares to be issued pursuant to this Section 2.4. For the avoidance of doubt, interest on an Overadvance made in accordance with Section 2.1(c) shall not bear interest at the Default Rate as a result of a breach of Section 2.6(a)(ii) due to such Overadvance being made or permitted to remain outstanding so long as such Overadvance remains outstanding in compliance with the terms of Section 2.1(c).

2.5. Payments.

(a) Interest: Payments Generally.

i. Borrowers will pay cash interest on the Loans on the first Business Day of each calendar month, commencing December 1, 2009.

ii. Notwithstanding subparagraph (a)(i) to the contrary and solely with respect to interest payments on the Term Loan B, (A) for the period commencing on the Closing Date and continuing through but not including the first anniversary of the Closing Date, on the applicable interest payment date for the Term Loan B, Borrowers will pay accrued and unpaid interest as follows: (1) twelve percent (12%) on the Term Loan B in cash and (2) two and one half percent (2.5%) interest in kind by adding such amount to the outstanding principal amount of the Term Loan B on the applicable interest payment date; (B) for the period commencing on the first anniversary of the Closing Date and continuing through but not including the second anniversary of the Closing Date, on the applicable interest payment date for the Term Loan B, Borrowers will pay accrued and unpaid interest as follows: (1) eighteen percent (18%) on the Term Loan B in cash and (2) two and one half percent (2.5%) interest in kind by adding such amount to the outstanding principal amount of the Term Loan B on the applicable interest payment date; and (C) commencing on the second anniversary of the Closing Date and thereafter, on the applicable interest payment date for the Term Loan B, Borrowers will pay accrued and unpaid interest as follows: (1) fifteen percent (15%) interest on the Term Loan B in cash and (2) two and one half percent (2.5%) interest in kind by adding such amount to the outstanding principal amount of the Term Loan B on the applicable interest payment date.

iii. Notwithstanding subparagraph (a)(i) or subparagraph (a)(ii) to the contrary and solely with respect to interest payments on the Term Loan B, ~~at any time that Borrowers either (A) fail to maintain a Consolidated Interest Coverage Ratio equal to or greater than 2.50 to 1.00 as of the last day of the calendar month for which financial statements have been delivered under Section 7.1(a) hereof or (B) fail to deliver the financial statements required under Section 7.1(a) hereof as required under such Section, then~~ on the applicable interest payment date and at Lender’s election in its sole discretion by written notice to Borrowers at least one (1) Business Day prior to such interest payment date, Borrowers will pay interest on the Term Loan B, in whole or in part as determined by Lender in its sole discretion, by paying such accrued interest (x) in cash, and/or (y) in kind by adding such amounts to the principal amount of the Term Loan B as of such interest payment date and/or (z) through the issuance of additional shares of common Capital Stock of Parent Borrower to Lender or any designee of Lender, the number of such additional shares to be determined by Lender by dividing the amount of the accrued interest to be converted into common Capital Stock of the Parent Borrower by the Adjusted ~~30~~60-Day ~~VWAP~~Average Price. In the event that the Parent Borrower and Lender do not agree on the Proposed Share Price, Lender in its sole discretion may, by a subsequent written notice to Borrowers, elect to receive payment in cash and/or in kind by adding such amounts to the principal amounts of the Term Loan B as of such interest payment date. The issuance of such common Capital Stock of Parent Borrower to Lender or any designee of Lender, which stock certificates may include appropriate restrictive legends to the extent applicable, shall be made no more than ten (10) Business Days following the applicable interest payment date or, as applicable, ten (10) Business Days following the final determination of the share price as a result of the Valuation Procedures. Parent Borrower shall have the right to pay cash in lieu of any fractional shares to be issued pursuant to this Section 2.5(a)(iii). In the event that Lender has not delivered a notice as provided herein selecting the method of payment for any interest payment, Borrowers shall pay Lender accrued interest in cash on the applicable interest payment date.

iv. Notwithstanding subparagraph (a)(i) to the contrary and solely with respect to interest payments on the Term Loan C, on the applicable interest payment date and at Lender’s election in its sole discretion by written notice to Borrowers at least one (1) Business Day prior to such interest payment date Borrowers will pay interest on the Term Loan C, in whole or in part as determined by Lender in its sole discretion, by paying such accrued interest (x) in cash, and/or (y) in kind by adding such amounts to the principal amount of the Term Loan C as of such interest payment date.

v. ~~iv.~~ Borrowers shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Lender will initiate debit entries to the relevant Borrower’s account as authorized on the ACH Authorization on each payment date of all scheduled obligations payable to Lender under the Revolving Loan, the Term Loans and the Equipment Term Loan.

(b) Revolving Loan Maturity Date. The entire principal balance of the Revolving Loan, together with all accrued interest, fees and other Secured Obligations on or relating to the Revolving Loan, shall be repaid in full on the Revolving Loan Maturity Date.

(c) Term Loan Amortization; Term Loan Maturity Date; Equipment Term Loan Maturity Date.

i. Borrowers shall repay the outstanding principal under the Term Loan A on the first Business Day of each calendar month, commencing December 1, 2010, in equal monthly installments equal to $152,777.78.

ii. The entire principal balance of the Term Loan A, together with all accrued interest, fees and other Secured Obligations on or relating to the Term Loan A, shall be repaid in full on the Term Loan A Maturity Date.

iii. The entire principal balance of the Term Loan B, together with all accrued interest, fees and other Secured Obligations on or relating to the Term Loan B, shall be repaid in full on the Term Loan B Maturity Date.

iv. The entire principal balance of the Equipment Term Loan, together with all accrued interest, fees and other Secured Obligations on or relating to the Equipment Term Loan, shall be repaid in full on the Equipment Term Loan Maturity Date.

v. The entire principal balance of the Term Loan C, together with all accrued interest, fees and other Secured Obligations on or relating to the Term Loan C, shall be repaid in full on the Term Loan C Maturity Date.

2.6. Prepayments.

(a) Mandatory Prepayments.

i. In the event the aggregate Revolving Loan Advances at any time exceed the Maximum Revolving Loan Amount, Borrowers shall repay the amount of that excess to Lender within three (3) Business Days of the date such excess arose.

ii. Subject to Section 2.1(c), in the event the aggregate Revolving Loan Advances at any time exceed the then current Borrowing Base, Borrowers shall repay the amount of that excess to Lender within three (3) Business Days of the date such excess arose.

iii. The entire principal balance of the Revolving Loan constituting an Overadvance and all accrued interest and fees on or relating to such Revolving Loan shall be repaid in full in cash on the Business Day immediately preceding the first day of each Overadvance Clean Down Period.

iv. On or prior to the forty-fifth (45th) day of each fiscal quarter, commencing with the fiscal quarter ending March 31, 2010, Borrowers shall prepay the principal amount of the Term Loans and accrued and unpaid interest thereon in an amount equal to (A) seventy five percent (75%) of Consolidated Excess Cash Flow in the event that the Consolidated Total Leverage Ratio as at such fiscal quarter end date, calculated based on a Twelve Month Measurement Period, is equal to or greater than 3.0 to 1.0 and (B) fifty percent (50%) of Consolidated Excess Cash Flow in the event that the Consolidated Total Leverage Ratio as at such fiscal quarter end date, calculated based on a Twelve Month Measurement Period, is less than 3.0 to 1.0. Such prepayments to be applied to the Term Loan A ~~and~~ the Term Loan B and the Term Loan C as follows: first, to the payment of principal outstanding on the Term Loan A to be applied pro rata to installments of such Term Loan A; second, to the payment of accrued interest on the Term Loan A; third, to the payment of principal outstanding on the Term Loan B; fourth, to the payment of accrued interest on the Term Loan B; fifth, to the payment of principal outstanding on the Term Loan C: sixth, to the payment of accrued interest on the Term Loan C, seventh, to the payment of Lender’s accrued costs, expenses, professional fees (including, without limitation, all Lender Expenses) and any other Secured Obligations on or relating to the Term Loans; and ~~sixth~~eighth, after all Secured Obligations on or relating to the Term Loans have been repaid, the excess (if any) shall be refunded to the Borrowers or as a court of competent jurisdiction may direct. Notwithstanding Section 2.6(c) and except as otherwise provided in the immediately preceding sentence, no Term Loan Prepayment Charge shall be required for any prepayment of the Term Loans under this Section 2.6(a)(iv).

v. On the date of any Permitted Transfer that results in a required prepayment pursuant to clause (iv) of the definition of “Permitted Transfer”, Borrowers shall prepay the principal amount of the Term Loans and the Equipment Term Loan and accrued and unpaid interest thereon as follows: first, to the payment of principal outstanding on the Term Loan A to be applied pro rata to installments of such Term Loan A, second, to the payment of accrued interest on the Term Loan A, third, to the payment of principal outstanding on the Term Loan B, fourth, to the payment of accrued interest on the Term Loan B, fifth, to the payment of principal outstanding on the Equipment Term Loan, ~~and~~ sixth, to the payment of accrued interest on the Equipment Term Loan, seventh, to the payment of principal outstanding on the Term Loan C and eighth, to the payment of accrued interest on the Term Loan C. No Term Loan Prepayment Charge shall be required for any prepayment of the Term Loans under this Section 2.6(a)(v).

vi. Notwithstanding anything to the contrary contained in this Agreement but subject to Section 10.2, Lender shall apply one hundred and three percent (103%) of the purchase price identified in the Equipment Purchase Orders relating to each item for which payment has been received in the Equipment Term Loan Lockbox or in respect of the equipment and any other items purchased from the proceeds of the Equipment Term Loan, as determined by Lender, to the prepayment of the Equipment Term Loan and other Secured Obligations on or relating to the Equipment Term Loan, as follows: first, to the payment of any outstanding Equipment Term Loan Fee, second, to the payment of the outstanding principal amount of the Equipment Term Loan, and third, to all other Secured Obligations on or relating to the Equipment Term Loan. Of the amounts not applied to the Equipment Term Loan and such other Secured Obligations as hereinabove provided, such amounts shall be returned to Borrowers (or as a court of competent jurisdiction otherwise directs) so long as no Event of Default then exists or could reasonably be expected (with the passage of time or the giving of notice, or both) to exist. In the event any amounts constituting the payment of any Equipment Accounts are received by a Borrower, one hundred percent (100%) of such amounts shall promptly (but in any event within one (1) Business Day of receipt thereof by such Borrower) be wired to Lender in immediately available funds for application to the Equipment Term Loan and other Secured Obligations as provided in this paragraph (a)(vi). The receipt and transfer of such amounts by a Borrower under this paragraph in violation of Section 7.25 shall not be deemed a waiver of any Event of Default arising as a result of the breach of such Section 7.25. Upon payment in full in cash of all Secured Obligations on or relating to the Equipment Term Loan, amounts received in the Equipment Term Loan Lockbox by Lender shall be returned by Lender to Borrowers (or as a court of competent jurisdiction otherwise directs) so long as no Event of Default then exists or could reasonably be expected (with the passage of time or the giving of notice, or both) to exist.

(b) Voluntary Prepayments.

i. Borrowers may prepay the Revolving Loan in whole or in part from time to time without premium or penalty.

ii. Without limiting the obligations of Borrowers under Section 2.9(b)(iii) and Section 2.9(b)(iv), Borrowers may prepay, in whole (or in part with the prior consent of Lender in its sole and absolute discretion), the Term Loan A and the Term Loan B at Borrowers’ option upon at least five (5) Business Days prior written notice to Lender, together with all accrued and unpaid interest thereon and the Term Loan Prepayment Charge on the amount so prepaid.

iii. Upon at least five (5) Business Days prior written notice to Lender, Borrowers may prepay the Equipment Term Loan in whole or in part from time to time without premium or penalty, together with all accrued and unpaid interest thereon.

iv. Upon at least five (5) Business Days prior written notice to Lender, Borrowers may prepay, in whole (or in part with the prior consent of Lender in its sole and absolute discretion), the Term Loan C, together with all accrued and unpaid interest thereon. No Term Loan Prepayment Charge shall be required for any prepayment of the Term Loan C under this Section 2.6(b)(iv).

(c) Term Loan Prepayment Charge.

i. Upon any repayment, prepayment or acceleration of either the Term Loan A and/or the Term Loan B pursuant to Section 2.6(b), Section 2.9(b) and Section 10.1, as applicable, Borrowers shall pay a prepayment charge equal to the following percentage of the Term Loan A and the Term Loan B being prepaid: (A) five percent (5.0%) if such payment is made or required to be made prior to the date that is the first anniversary of the Closing Date; (B) three percent (3.0%) if such payment is made or required to be made on or after the date that is the first anniversary of the Closing Date but prior to the date that is the second anniversary of the Closing Date; and (C) one percent (1.0%) thereafter.

ii. In the event the Borrowers repay or prepay in full the aggregate outstanding principal amount of the Term Loan A and/or the Term Loan B, together with all accrued interest thereon and all other Secured Obligations arising in respect thereof, or upon acceleration of the Term ~~Loans~~Loan A and/or the Term Loan B, in each case, at any time on or after the date which is six (6) months following the Closing Date and on or prior to the first anniversary of the Closing Date, Borrowers shall pay a prepayment charge equal to the Yield Revenue Amount. The prepayment charged described in this clause (c)(ii) of this

Parent Borrower shall have the right to pay cash in lieu of any fractional shares to be issued pursuant to this Section 2.9(b).

(c) Term Loan B as Secured Obligations. Until such time as Lender has received the duly executed stock certificates evidencing the shares of common Capital Stock of Parent Borrower described in paragraphs (a) and (b) of this Section 2.9, the Converted Debt Amount and the Converted Adjusted Debt Amount shall constitute Secured Obligations hereunder for all purposes, and upon delivery of such stock certificates, the applicable portion of the Converted Debt Amount or the Converted Adjusted Debt Amount shall be cancelled.

(d) Termination of Conversion Rights. Notwithstanding the foregoing in this Section 2.9 to the contrary, in the event that a Refinancing Event occurs prior to the Term Loan B Conversion Right Termination Date, the rights granted to Lender under this Section 2.9 shall thereafter automatically terminate, provided that, and for the avoidance of doubt, the termination of the rights granted to Lender under this Section 2.9 shall not abrogate or limit in any manner (i) any voluntary conversion demand of Lender arising under paragraph (a) hereof and/or any mandatory conversion obligation of Borrowers arising under paragraph (b) hereof, in either case, that arose prior to the Term Loan B Conversion Right Termination Date, and (ii) the prior issuance of any common Capital Stock of Parent Borrower to Lender or its designee pursuant to the terms of this Section 2.9.

2.10. Term Loan C Equity Conversion Right.

(a) Voluntary Conversion. At Lender’s option, in its sole discretion. Lender may, at any time and from time to time, elect to convert, in whole or in part, the Converted Term Loan C Debt Amount into common Capital Stock of Parent Borrower. In the event Lender so elects to convert all or any portion of the Converted Term Loan C Debt Amount into common Capital Stock of Parent Borrower. Lender will provide Parent Borrower ten (10) Business Days advance written notice thereof (such notice to state that it is a “Term Loan C Conversion Notice”). Prior to the date identified in such Term Loan C Conversion Notice. Parent Borrower (A) shall deliver to Lender or any designee of Lender identified in such Term Loan C Conversion Notice one or more stock certificates, which stock certificates may include appropriate restrictive legends to the extent applicable, evidencing the shares of common Capital Stock of Parent Borrower that are to be issued to Lender or its designee as provided in such Term Loan C Conversion Notice, and (B) pay Lender in cash with respect to that portion of the Converted Term Loan C Debt Amount identified in the Term Loan C Conversion Notice to be converted into shares of common Capital Stock of Parent Borrower all accrued and unpaid interest on the Converted Term Loan C Debt Amount and all other fees and Secured Obligations outstanding with respect thereto; provided, that such date for delivery of the stock certificates and payments of amounts herein shall be no earlier than ten (10) Business Days prior to the date identified for the effectiveness of such conversion in the Term Loan C Conversion Notice. The determination of the number of shares of common Capital Stock of Parent Borrower to be issued and delivered to Lender or its designee as provided herein shall initially be calculated by Lender and identified in such Term Loan

C Conversion Notice as follows: (i) the Converted Term Loan C Debt Amount identified by Lender in such Term Loan C Conversion Notice to be converted into common Capital Stock of Parent Borrower, divided by (ii) the Term Loan C Conversion Price. In the event of any dispute in the calculation of the number of shares of common Capital Stock of Borrower to be issued and delivered to Lender or its designee as identified in such Term Loan C Conversion Notice, Borrowers and Lender agree to review Lender’s calculation and determine such number of shares in good faith and without delay. Parent Borrower shall have the right to pay cash in lieu of any fractional shares to be issued pursuant to this Section 2.10(a).

(b) Term Loan C as Secured Obligations. Until such time as Lender has received the duly executed stock certificates evidencing the shares of common Capital Stock of Parent Borrower described in paragraph (a) of this Section 2.10. the Converted Term Loan C Debt Amount shall constitute Secured Obligations hereunder for all purposes, and upon delivery of such stock certificates, the applicable portion of the Converted Term Loan C Debt Amount shall be cancelled.

SECTION 3. SECURITY INTEREST

3.1. Collateral Grant. As security for the prompt, complete and indefeasible payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, each Borrower hereby reaffirms its grant to Lender of, and hereby grants to Lender, a security interest in all of such Borrower’s personal property, wherever located, now owned or hereafter acquired, including the following, and all proceeds and products thereof (collectively, the “Collateral”): (a) accounts (including health-care insurance receivables); (b) chattel paper (whether tangible or electronic); (c) fixtures; (d) general intangibles (including without limitation all Intellectual Property and payment intangibles); (e) instruments (including promissory notes); (f) documents (including, if applicable, electronic documents); (g) securities and all other investment property (but excluding thirty-five percent (35%) of the Capital Stock of any foreign Subsidiary); (h) deposit accounts excluding payroll and trust accounts; (i) Cash; (j) commercial tort claims; (k) goods (including inventory, equipment and any accessions thereto); (1) letter-of-credit rights (whether or not the letter of credit is evidenced by a writing); (m) supporting obligations; and (n) any other contract rights or rights to the payment of money, insurance claims and proceeds. Notwithstanding the foregoing, it is the intention of the parties to the Agreement that the term “Collateral” shall exclude (1) “intent-to-use” trademarks until such time as a Borrower begins to use such trademarks; and (2) any item of general intangibles that is now or hereafter held by a Borrower, solely in the event and to the extent that: (i) the grant of such security interest shall constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of any Borrower therein or result in any Borrower’s loss of use of such asset or (B) a breach or termination pursuant to the terms of, or a default under, any such investment property or general intangible, in each case other than (i) to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law (including the Bankruptcy Code) or principles of equity or (ii) with respect to payment intangibles; provided, however, that the grant of the security interests contained in this Section 3 shall extend to, and the term “Collateral” shall include, (i) any and all proceeds of such directly held general intangibles, provided that the proceeds are not themselves directly held general

(e) In connection with any Advance Request for a Revolving Loan Advance, Lender shall have received the documents required pursuant to Section 2.1(b) hereof.

(f) In connection with any Advance Request for am Equipment Term Loan Advance, Lender shall have received the documents required pursuant to Section 2.2(d) hereof.

4.3. No Default. As of the Closing Date and each Advance Date, (i) no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

4.4. Acknowledgment of Discretionary Lending. Borrowers acknowledge and agree that any Advance made or the funding of any Loans while an Event of Default is then continuing (or while a condition exists that would, or would with the passage of time, the giving of notice or both, constitute an Event of Default) is made at the sole discretion of Lender, and any willingness on the part of Lender to make any Advance or fund any Loans while an Event of Default is then continuing (or while a condition exists that would, or would with the passage of time, the giving of notice or both, constitute an Event of Default) shall not constitute a course of dealing or a willingness on the part of Lender to make any subsequent Advance or fund any other Loan, and shall not constitute a waiver or forbearance of such Event of Default (or such condition). Lender shall continue to have all rights and remedies under the Loan Documents in respect of such Event of Default (or such condition that could constitute an Event of Default), notwithstanding any funding of an Advance or the funding of any Loan made by Lender during the continuance of an Event of Default (or the continuance of such condition that could constitute an Event of Default).

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BORROWERS

Each Borrower represents and warrants that:

5.1. Corporate Status. Such Borrower (other than Opt) is a corporation or limited liability company duly organized, legally existing and in good standing under the laws of the State of Delaware, and is duly qualified in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect. Opt is a limited liability company duly organized and subsisting under the laws of the Commonwealth of Pennsylvania, and is duly qualified in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect. Such Borrower’s present name, former names (if any), locations, place of formation, tax identification number, organizational identification number and other information are correctly set forth in Exhibit C (as may be updated by Borrowers in a written notice (including any Compliance Certificate) provided to Lender after the Closing Date, provided that no such update shall be deemed a waiver of any Event of Default resulting from matters disclosed therein).

(b) Consolidated Total Leverage Ratio. The Borrowers shall not permit the Consolidated Total Leverage Ratio for any Twelve Month Measurement Period ending during any fiscal quarter, commencing with the quarter ending June 30, 2010, to be greater than the ratio set forth below opposite such Measurement Period ending date:

Measurement Period Ending	Consolidated Total Leverage Ratio
June 30, 2010	6.00:1.00
September 30, 2010	6.00:1.00
December 31, 2010	5.00:1.00
March 31, 2011	4.00:1.00
June 30, 2011	3.00:1.00
September 30, 2011	2.50:1.00
December 31, 2011	2.00:1.00
March 31, 2012	1.75:1.00
June 30, 2012 and thereafter	1.50:1.00

(c) Consolidated Fixed Charge Coverage Ratio. The Borrowers shall not permit the Consolidated Fixed Charge Coverage Ratio for any Twelve Month Measurement Period ending during any fiscal quarter, commencing with the quarter ending June 30, 2010, to be less than the ratio set forth below opposite such Measurement Period ending date:

Measurement Period Ending	Consolidated Fixed Charge Coverage Ratio
June 30, 2010	0.75:1.00
September 30, 2010	0.75:1.00
December 31, 2010	1.00:1.00
March 31, 2011	1.00:1.00
June 30, 2011	1.25:1.00
September 30, 2011	1.25:1.00
December 31, 2011	1.50:1.00
March 31, 2012	1.50:1.00
June 30, 2012 and thereafter	2.00:1.00

(d) Minimum Cash On Hand. The Borrowers shall not permit at any time its unrestricted Cash on hand to be less than $1,000,000.

7.21. Use of Proceeds. Borrowers will use the proceeds from each of the Term ~~Loans~~Loan A, the Term Loan B and the Revolving Loan (i) to continue existing debt of the Parent Borrower on the Closing Date, (ii) to fund Permitted Acquisitions and (iii) for general corporate and working capital purposes. Borrowers will use the proceeds from the Equipment Term Loan solely to purchase equipment subject to Equipment Purchase Orders approved by Lender in its sole discretion. Borrowers will solely use the proceeds from the Term Loan C to repay, in part, outstanding Overadvances on the date of funding of the Term Loan C.

7.22. Reservation of Capital Stock. Parent Borrower shall, at all times after January 31, 2010, reserve for the issuance of additional shares of common Capital Stock pursuant to the terms of Section 2.5(a)(iii) and Section 2.9 hereof ~~and~~, and shall, at all times after the Second Amendment Effective Date, in addition to the foregoing (and not in lieu thereof) reserve for the issuance of additional shares of common Capital Stock pursuant to the terms of Section 2.4 and Section 2.10. In addition to the foregoing, Parent Borrower shall, at all times, have a sufficient number of authorized shares so as to permit the issuance of the shares of common Capital Stock as provided under Section 2.4, Section 2.5(a)(iii) ~~and~~ Section ~~2.9.~~ 2.9 and Section 2.10.

7.23. Post Closing Requirements.

(a) Budget. On or before a date which is ninety (90) days following the Closing Date, Borrowers shall deliver to Lender a budget for the 2010 fiscal year, such budget to be in form and substance, and with such supporting documentation and underlying assumptions, as reasonably acceptable to Lender.

(b) TD Bank Accounts. On or before January 15, 2010, Borrowers shall enter into, and cause TD Bank to enter into, an Account Control Agreement with Lender or deliver to Lender, evidence satisfactory to Lender, that all TD Bank accounts have been closed.

7.24. Equipment Term Loan Lockbox. On or before March 1, 2010, Borrowers shall establish a lockbox with a financial institution acceptable to Lender in its sole discretion and in the name of Lender, and Borrowers shall enter into, and cause the financial institution where such lockbox is maintained to enter into, a control agreement in form, scope and substance acceptable to Lender with respect to such lockbox. At all times the Equipment Term Loan Lockbox shall be subject to a control agreement acceptable to Lender, and Borrowers shall have no right to terminate such lockbox arrangements without the prior written consent of Lender.

7.25. Equipment Accounts; Invoices for Equipment Accounts. All payments on Equipment Accounts shall be made to the Equipment Term Loan Lockbox. All invoices for equipment giving rise to Equipment Accounts shall clearly direct all account debtors to remit all payments in respect of such equipment to the Equipment Term Loan Lockbox.

7.26. Equipment Account Factoring. At Lender’s request, Borrowers shall promptly enter into one or more factoring arrangement(s) acceptable to Lender with respect to some or all of the Equipment Accounts. Amounts received from such factoring arrangements shall be paid directly to Lender as Lender directs and applied by Lender to Secured Obligations on or relating to the Equipment Term Loan as determined by Lender in its sole discretion.

SECTION 8. INTENTIONALLY DELETED.

significant part of such Borrower’s assets, or if any payment or transfer of Collateral is recovered from Lender. The Loan Documents, the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Lender, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Lender or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full and final payment to Lender in Cash.

11.15. Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

11.16. No Third Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any person other than Lender and Borrowers unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely among Lender and the Borrowers.

11.17. Publicity. With Parent Borrower’s prior consent, which shall not be unreasonably withheld or delayed, Lender may use any Borrower’s name and logo, and include a brief description of the relationship between any Borrower and Lender, in Lender’s marketing materials.

11.18. Representations and Warranties of Lender. Solely in respect of the Securities described in clause (i) and clause (ii) of the definition of “Securities.” Lender represents and warrants the following~~, each as of the date hereof~~ as of the Closing Date; and, solely in respect of the Securities described in clause (iii) and clause (iv) of the definition of “Securities.” Lender represents and warrants the following as of the Second Amendment, Effective Date:

(a) Investment Intent. Lender understands that the Securities it receives hereunder are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law. Lender is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to Lender’s right at all times to sell or otherwise dispose of all or any part of such securities in compliance with applicable federal and state securities laws. Lender does not have any agreement or understanding, directly or indirectly, with any person or entity to distribute the Securities.

(b) Lender’s Status. At the time Lender was offered the Securities, Lender was, and at the date hereof Lender is, an “accredited investor” as defined in Rule 501(a)

IN WITNESS WHEREOF, Borrowers and Lender have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.

BORROWERS:

INFOLOGIX, INC.

By:
David T. Gulian, President and CEO

INFOLOGIX SYSTEMS CORPORATION

By:
David T. Gulian, President

OPT ACQUISITION LLC
By: InfoLogix Systems Corporation, its sole Member

By:
David Gulian, President

EMBEDDED TECHNOLOGIES, LLC
By: InfoLogix Systems Corporation, its sole Member

By:
David T. Gulian, President

INFOLOGIX – DDMS, INC.

By:
David T. Gulian, President

Table of Exhibits and Schedules

Exhibit A:	Advance Request Attachment to Advance Request

Exhibit B-l:	Term ~~A~~ Note A

Exhibit B-2:	Term ~~B~~ Note B

Exhibit B-3:	Revolving Note

Exhibit B-4	Equipment Term Loan Note

Exhibit B-5	Term Note C

Exhibit C:	Name, Locations, and Other Information for Borrowers

Exhibit D:	Borrowers’ Patents, Trademarks, Copyrights and Licenses

Exhibit E:	Borrowers’ Deposit Accounts and Investment Accounts

Exhibit F:	Compliance Certificate

Exhibit G:	Joinder Agreement

Exhibit H:	Borrowing Base Certificate

Exhibit I:	ACH Debit Authorization Agreement

Exhibit J:	Form of Collateral Assignment of Acquisition Documents

Exhibit K	Form of Registration Rights Agreement

Schedule 1	Subsidiaries
Schedule 1A	Existing Permitted Indebtedness
Schedule 1B	Existing Permitted Investments
Schedule 1C	Existing Permitted Liens
Schedule 5.3	Consents, Etc.
Schedule 5.5	Actions Before Governmental Authorities
Schedule 5.8	Tax Matters
Schedule 5.9	Intellectual Property Claims
Schedule 5.10	Intellectual Property
Schedule 5.11	Borrower Products
Schedule 5.14	Capitalization and Subsidiaries
Schedule 7.14	Deposit Accounts

EXHIBIT A

ADVANCE REQUEST

To:	Lender:	Date: ,	20

Hercules Technology Growth Capital, Inc. 400 Hamilton Avenue, Suite 310 Palo Alto, CA 94301 Facsimile: 650-473-9194 Attn:

Infologix, Inc., on behalf of itself and InfoLogix Systems Corporation, Embedded Technologies, LLC, Opt Acquisition LLC and InfoLogix-DDMS, Inc. (collectively, the “Borrowers”) hereby request from Hercules Technology Growth Capital, Inc. (“Lender”) [a Revolving Loan Advance] [an Equipment Term Loan Advance] in the amount of                              Dollars ($                             ) on                             , 20     (the “Advance Date”), [which is at least two (2) Business Days following the date hereof for any Revolving Loan Advance] [which is at least two (2) Business Days following the date hereof for any Equipment Term Loan Advance], pursuant to the Amended and Restated Loan and Security Agreement, dated as of November 20, 2009 among Borrowers and Lender (as amended and in effect from time to time, the “Agreement”). Capitalized words and other terms used but not otherwise defined herein are used with the same meanings as defined in the Agreement.

Please:

(a)	Issue a check payable to Parent Borrower

or

(b)	Wire Funds to Parent Borrower’s account

Bank:
Address:

ABA Number:
Account Number:
Account Name:

or

(c)	With respect to any Equipment Term Loan Advance, wire Funds to the account of [Name of Equipment Supplier]:

Bank:
Address:

ABA Number:
Account Number:
Account Name:

[(Other than the continuation of the Specified ~~Anticipatory Defaults and the Specified~~ Events of Default, each as defined in the ~~First~~Second Amendment),]1 each Borrower represents that the conditions precedent to the Advance set forth in the Agreement are satisfied and shall be satisfied upon the making of such Advance, including but not limited to: (i) that no event that has had a Material Adverse Effect has occurred and is continuing; (ii) that the representations and warranties set forth in the Agreement are and shall be true and correct in all material respects on and as of the Advance Date (other than to the extent that any representation and warranty is already qualified by materiality, in which case, such representation and warranty shall be true and correct as of such date) with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; (iii) that each Borrower is in compliance in all material respects with all the terms and provisions set forth in each Loan Document on its part to be observed or performed; and (iv) that as of the Advance Date, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under the Loan Documents. Each Borrower understands and acknowledges that Lender has the right to review the financial information supporting this representation and, based upon such review in its reasonable discretion, Lender may decline to fund the requested Advance.

Each Borrower hereby represents that no Borrower’s corporate and limited liability company status and locations have changed since the date of this Agreement or, if the Attachment to this Advance Request is completed, are as set forth in the Attachment to this Advance Request Borrower agrees to notify Lender promptly before the funding of the Loan if any of the matters which have been represented above shall not be true and correct on the Borrowing Date and if Lender has received no such notice before the Advance Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct as of the Advance Date.

Executed as of [                                         ], 20[    ].

BORROWERS:	INFOLOGIX, INC., ON BEHALF OF ITSELF AND
INFOLOGIX SYSTEMS CORPORATION OPT ACQUISITION LLC EMBEDDED TECHNOLOGIES, LLC INFOLOGIX – DDMS, INC.

By:

Print Name:

Title:

[1]	To be included to the extent applicable.

EXHIBIT B-5

FORM OF TERM NOTE C

THIS TERM NOTE C AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. AS AMENDED (THE “ACT”) NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE SOLD. ASSIGNED (OTHER THAN BY COLLATERAL ASSIGNMENT) OR OTHERWISE TRANSFERRED (OTHER THAN BY COLLATERAL ASSIGNMENT OR PLEDGE) UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) PARENT BORROWER RECEIVES AN OPINION OF COUNSEL TO PARENT BORROWER OR OTHER COUNSEL TO THE HOLDER OF SUCH NOTE WHICH OTHER COUNSEL IS SATISFACTORY TO PARENT BORROWER THAT SUCH NOTE AND/OR COMMON STOCK MAY BE SOLD. ASSIGNED OR OTHERWISE TRANSFERRED. WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

$1,350,000	Date: , 20[ ]

FOR VALUE RECEIVED, each of InfoLogix, Inc., a Delaware corporation. InfoLogix System Corporation, a Delaware corporation. Embedded Technologies, LLC a Delaware Limited Liability Company. Opt Acquisition LLC a Pennsylvania limited liability company, and InfoLogix-DDMS, Inc. a Delaware corporation, jointly and severally (each a “Borrower” and collectively, the “Borrowers”) hereby promises to pay to the order of Hercules Technology Growth Capital, Inc., a Maryland corporation or the holder of this Term Note B (the “Lender”) at 400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301 or such other place of payment as the holder of this Term Note B (this “Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of One Million Three Hundred Fifth Thousand Dollars ($1,350,000) or such other principal amount as Lender has advanced to Borrowers, together with interest thereon (whether as cash interest or payment in kind interest), all as provided in the Loan Agreement referred to below.

This Note is a Term Note C referred to in, and is executed and delivered in connection with, that certain Amended and Restated Loan and Security Agreement dated November 20, 2009, by and among Borrowers and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. An Event of Default under the Loan Agreement shall constitute a default under this Note. The obligations evidenced by this Note may be converted into shares of common Capital Stock as provided by the terms of the Loan Agreement.

Each Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law. Each Borrower agrees to make all payments under this Note without setoff, recoupment or deduction and regardless of any counterclaim or defense. This Note has been negotiated and delivered to Lender and is payable in the State of California. This Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

[Remainder of Page Intentionally Left Blank]

INFOLOGIX, INC.

By:
David T. Gulian, President and CEO

INFOLOGIX SYSTEMS CORPORATION

By:
David T. Gulian, President

OPT ACQUISITION LLC
By: InfoLogix Systems Corporation, its sole Member

By:
David T. Gulian, President

EMBEDDED TECHNOLOGIES, LLC
By: InfoLogix Systems Corporation, its sole Member

By:
David T. Gulian, President

INFOLOGIX – DDMS, INC.

By:
David T. Gulian, President

Exhibit B

(Please see attached)

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of April 6, 2010, by and between InfoLogix, Inc., a Delaware corporation (the “Company”) and Hercules Technology Growth Capital, Inc., a Maryland corporation (“Hercules”).

This Agreement is made pursuant to the (a) Amended and Restated Loan and Security Agreement dated as of November 20, 2009, as amended, supplemented, modified or otherwise in effect from time to time, the “A/R Loan Agreement” by and between the Company, Infologix Systems Corporation, Embedded Technologies, LLC, Opt Acquisition LLC and Infologix-DDMS, Inc. and Hercules and (b) the Warrant as defined below.

Now, therefore, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and Hercules agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the A/R Loan Agreement shall have the meanings given such terms in the A/R Loan Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 6(c).

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.00001 and any other class of securities into which such shares may hereafter have been reclassified or changed.

“Effectiveness Date” means June 15, 2010, extended by a period of 60 additional days if the Commission reviews the Registration Statement, provided, however, in the event that the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to the Registration Statement shall be the tenth Trading Day following the date on which the Company is so notified if such date precedes the dates required above; provided, further, that if the Effectiveness Date falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Date shall be extended to the next business day on which the Commission is open for business.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Filing Date” means prior to May 31, 2010.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(b).

“Indemnifying Party” shall have the meaning set forth in Section 5(b).

“Liquidated Damages” shall have the meaning set forth in Section 2(c).

“Losses” shall have the meaning set forth in Section 5(a).

“Permitted Shares” means that number of (i) Shares and (ii) Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing that the Commission permits the Company to register for resale, issued by the Company to Hercules from time to time.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation of which the Company, or any of the members of its Board of Directors have actual knowledge, or a partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means all of the Permitted Shares until, in the case of any such security, (a) the earliest of (i) its effective registration under the Securities Act and resale in accordance with the Registration Statement covering it and (ii) its sale to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, and (b) as a result of the event or circumstance described in any of the foregoing clauses, the legend with respect to transfer restrictions therein is removed or removable in accordance with the terms of such legend.

“Registration Default” shall have the meaning set forth in Section 2(c).

“Registration Default Date” shall have the meaning set forth in Section 2(c).

“Registration Statement” means the registration statement required to be filed hereunder, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Shares” shall mean, collectively, (i) the Common Stock issued by the Company to Hercules pursuant to Section 2.5(a)(iv) and Section 2.10 of the A/R Loan Agreement from time to time, (ii) the Common Stock issued by the Company to Hercules pursuant to Section 2.4 of the

2

A/R Loan Agreement in connection with any of the Revolving Loan, the Term Loan A, the Term Loan C and the Equipment Term Loan from time to time and (iii) the 7,546 shares of Common Stock issued by the Company under the Warrant and held by Hercules.

“Trading Day” shall mean any day during which the Nasdaq Stock Market shall be open for business for trading.

“Trading Market” shall mean the Nasdaq Stock Market.

“Warrant” shall mean the Warrant to purchase Common Stock No. 14 (250,000 shares) of the Company dated November 20, 2009 replacing Warrant to purchase Common Stock No. 8 originally issued June 19, 2009 in favor of Hercules.

2. Registration.

(a) On or prior to the Filing Date, the Company shall prepare and file with the Commission the Registration Statement covering the resale of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith). Not less than ten business days prior to filing of the Registration Statement, the Company shall provide each Holder with a copy of the Registration Statement proposed to be filed and shall consider all appropriate comments that are timely provided by such Holder with respect to the Registration Statement. Subject to the terms of this Agreement, the Company shall use its commercially reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the Effectiveness Date, and shall use its commercially reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (i) all Registrable Securities covered by the Registration Statement have been sold or (ii) subject to the next successive sentence, (A) Hercules, together with any of its affiliates, owns less than 10% of the issued and outstanding Common Stock and (B) the Registrable Securities may be sold free of any restrictions under Rule 144 (the “Effectiveness Period”). Upon the Registration Statement ceasing to be effective in connection with clause (ii) of this section, the Company shall take, at its sole expense, such further action, including the provision of a legal opinion, as any Holder may reasonably request from time to time to enable such Holder to sell the Registrable Securities without registration under the Securities Act.

(b) The Company shall notify the Holders via facsimile or electronic mail of the effectiveness of the Registration Statement within three Trading Days of the Company telephonically confirming effectiveness with the Commission. The Company shall, by 9:30 AM Eastern Time on the Trading Day that is three Trading Days after the Effective Date, file a Form 424(b)(5) with the Commission.

(c) If (i) the Registration Statement is not filed on or prior to the Filing Date, or (ii) the Registration Statement covering the Registrable Shares ceases to be effective or usable at any time during the Effectiveness Period (without being succeeded on the same date immediately by a post-effective amendment or supplement to the Registration Statement that cures such failure and that is itself, in the case of a post-effective amendment, declared effective within ten Trading Days of filing with the Commission) or the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities for 20 consecutive Trading Days or in any individual case an aggregate of 30 Trading Days during any twelve-month period (which need not be

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consecutive Trading Days) (any of the foregoing being a “Registration Default” and for purposes of clause (i) the date on which such Registration Default occurs, or for purposes of clause (ii) the date on which such 20 or 30 Trading Day period, as applicable, is exceeded, each being a “Registration Default Date”) then, subject to Section 3, the Company shall pay to each Holder an amount in cash, as liquidated damages and not a penalty (“Liquidated Damages”) equal to 1% of the sum of: (A) the Converted Term Loan C Debt Amount which was converted into Common Stock pursuant to Section 2.10 of the A/R Loan Agreement, plus (B) any interest paid through the issuance of Shares pursuant to Section 2.4 and Section 2.5(a)(iv) of the A/R Loan Agreement, to which the Registration Default relates per month of time between the Registration Default Date and the date such Registration Default is cured, prorated for any period less than one month. The foregoing represents the sole monetary remedy to any Holder in connection with any Registration Default. The Company shall pay the Holders any Liquidated Damages accrued for the first month after a Registration Default Date within seven calendar days after the end of such month, and any Liquidated Damages accrued for any subsequent month within seven calendar days after the end of such month. If the Company fails to pay any Liquidated Damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 8% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such Liquidated Damages are due until such amounts, plus all such interest thereon, are paid in full. A Registration Default under clause (i) above shall be cured on the date that the Registration Statement is filed with the SEC and a Registration Default under clause (ii) above shall be cured on the date that the Registration Statement covering the Permitted Shares is declared effective by the SEC or is otherwise usable. Notwithstanding the foregoing, no Liquidated Damages shall accumulate as to any Registrable Security from and after the earlier of (A) the date such security is no longer a Registrable Security and (B) expiration of the Effectiveness Period.

(d) The Company shall not be liable for any Liquidated Damages under Section 2(c) if the Holders are not permitted to utilize the Prospectus because the Company is negotiating a merger, consolidation, acquisition or sale of all or substantially all of its assets or a similar transaction which, in the good faith judgment of the Board of Directors, requires the Registration Statement to be amended to include information in connection with such pending transaction (including the parties thereto) and such information is not yet available or publicly disclosable, or the Company is otherwise aware of such other material non-public information which, in the good faith judgment of the Board of Directors, requires the Registration Statement to be amended to include such other material non-public information and such information is not yet publicly disclosable, for an aggregate of 30 consecutive days.

(e) Each Holder agrees to furnish to the Company (i) a completed selling stockholder questionnaire not more than ten Trading Days before the filing of the Registration Statement and (ii) such other information the Company reasonably requires to prepare the Registration Statement. Each Holder further agrees that it shall not be entitled to be named as a selling stockholder in the Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless such Holder has returned this information to the Company. Each Holder acknowledges and agrees that the information in the selling stockholder questionnaire or request for further information as described in this Section 2(e) will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

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3. Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented; provided, however, that each Holder shall be responsible for the delivery of the Prospectus in accordance with Rule 172 under the Securities Act, and each Holder agrees to dispose of Registrable Securities in compliance with the plan of distribution described in the Registration Statement and otherwise in compliance with applicable federal and state securities laws;

(b) Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (ii) through (v) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is filed; and (B) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that any and all of such information provided pursuant to clause (v) above shall remain confidential to each Holder until such information otherwise becomes public, and such Holder agrees not to trade on such information, unless disclosure by a Holder is required by law; provide, further, notwithstanding each Holder’s agreement to keep such information confidential, the Holders make no acknowledgement that any such information is material, non-public information;

(c) Use its commercially reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable;

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(d) Furnish to each Holder, upon written request of such Holder, without charge, at least one conformed copy of the Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference); provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system;

(e) Promptly deliver to each Holder, upon written request of such Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request in connection with resales by the Holder of Registrable Securities. Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(b);

(f) Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction;

(g) If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request;

(h) Upon the occurrence of any event contemplated by this Section 3, as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its shareholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (ii) through (v) of Section 3(b) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its commercially reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(h) to suspend the availability of the Registration Statement and Prospectus for a period not to exceed 90 days (which need not be consecutive days) in any 365 day period;

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(i) Comply with all applicable rules and regulations of the Commission and the Trading Market; and

(j) Be permitted to require each selling Holder to furnish to the Company (i) a certified statement as to the number of shares of Common Stock beneficially owned by such Holder, (ii) if required by the Commission, the person thereof that has voting and dispositive control over the Permitted Shares and (iii) any further information required by the Commission. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within five Trading Days of the Company’s request, any Liquidated Damages that are accruing at such time as to such Holder only shall be tolled and any Registration Default that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company; provided, however, that if the failure of any one Holder affects the Company’s ability to meet its obligations with respect to the registration of all of the Registrable Securities, all Liquidated Damages that are accruing at such time as to all Holders shall be tolled and any Registration Default that may otherwise occur solely because of such delay shall be suspended as to all Holders until such information is delivered to the Company.

4. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Trading Market on which the Common Stock are then listed for trading and (B) in compliance with applicable state securities or Blue Sky laws reasonably requested by the Holder and reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders); (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses for a Holder if the printing of prospectuses is reasonably requested by such Holder); (iii) messenger, telephone and delivery expenses related to the Company’s obligations hereunder; (iv) fees and disbursements of counsel for the Company; (v) Securities Act liability insurance, if the Company so desires such insurance; and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder, including all fees and expenses of the depositary. In no event shall the Company be responsible for any underwriting, broker or similar fees or commissions of any Holder.

5. Indemnification.

(a) (i) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as

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principal as a result of a pledge or any failure to perform under a margin call of Ordinary Shares), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, partners, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (A) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved in writing by such Holder thereof expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or (B) in the case of an occurrence of an event of the type specified in Section 3(b)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(c).

(ii) Indemnification by Holders. Each Holder shall, notwithstanding any termination of this Agreement, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are related to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder thereof expressly for use therein, (ii) to the extent, but only to the extent, that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved in writing by such Holder or agent thereof expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or (iii) in the case of an occurrence of an event of the type specified in Section 3(b)(ii)-(v) to the extent, but only to the extent, related to the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(c).

(b) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified

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Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding; (iii) the Indemnifying Party shall have failed promptly to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iv) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the reasonable fees and expenses of one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

The Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such reasonable fees and expenses applicable to such actions for which such Indemnified Party is not entitled to indemnification hereunder, determined based upon the relative faults of the parties.

(c) Contribution. If the indemnification under Section 5(a) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(b), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

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The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(c) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.

The indemnity and contribution agreements contained in this Section are in addition to any other liability that the Indemnifying Parties may have to the Indemnified Parties.

6. Miscellaneous.

(a) Remedies. Subject to Section 2(c), (i) in the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement and (ii) the Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate

(b) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell the Registrable Securities only in accordance with a method of distribution described in the Registration Statement.

(c) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(b)(ii) through Section 3(b)(v), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement subject to Section 3(d). The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities during the Effectiveness Period hereunder shall be subject to the provisions of Sections 2(c), 2(d) and 3(h), as applicable. The Company will use its commercially reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as it practicable.

(d) Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each Holder a written notice of such determination and, if within fifteen days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered.

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Notwithstanding the foregoing, if any requested registration pursuant to this section involves an underwritten offering by the Company, and the managing underwriter shall advise the Company the distribution of all or a portion of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then (i) the number of Registrable Securities so requested to be included in such registration shall be reduced to that number of shares which, in the good faith judgment of the managing underwriter, can be sold in such offering, and this reduced number shall be allocated pro rata among such Holders on the basis of the number of Registrable Securities requested to be so registered by such Holders, and (ii) if the requesting Holders are participating in a primary offering by the Company, the Company will include in such registration, to the extent of the number of securities which the Company is so advised can be sold in such offering, (A) first, securities that the Company proposes to issue and sell for its own account and any preferred securities proposed to be so registered, and (B) second, Registrable Securities requested to be registered by the Holders thereof pursuant to this Section allocated pro rata among such Holders and such on the basis of the number of Registrable Securities to be so registered.

(e) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each Holder of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

(f) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the A/R Loan Agreement.

(g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of all of the Holders of the then outstanding Registrable Securities. Each Holder may assign a portion of their respective rights hereunder to any purchaser of Registrable Securities in a transaction not otherwise covered by a Registration Statement, provided such Holder has transferred to such purchaser shares of Common Stock constituting at least 5% of the issued and outstanding shares of the Common Stock, and the purchaser executes a joinder to this Agreement.

(h) No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement.

(i) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission or email via .pdf, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

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(j) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined with the provisions of the A/R Loan Agreement.

(k) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(1) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(m) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(n) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder other than as specified in this Agreement. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

INFOLOGIX, INC.

By:
Name:	David T. Gulian
Title:	Chief Executive Officer and President

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:
Name:
Title:

Signature Page to Registration Rights Agreement